UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    October 5, 2020 (September 30, 2020)

KIMBALL INTERNATIONAL, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47546-2256
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code  (812) 482-1600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.05 per share	KBAL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 5, 2020, Kimball International, Inc. (the “Company”) announced the appointment of Timothy “T.J.” Wolfe as the Chief Financial Officer of the Company effective October 19, 2020 to succeed Michelle Schroeder who is stepping down from the role for personal reasons effective October 19, 2020. Ms. Schroeder will remain with the Company in the role of Sr. Director, Corporate Business Practices and Investor Relations.
Mr. Wolfe, age 43, has over 20 years of strategic and operational experience in both the U.S. and Europe, having served in various capacities from 2005-2020 at Coca-Cola European Partners, formerly Coca-Cola Enterprises Inc, which is the largest global Coca-Cola bottler. Mr. Wolfe’s most recent role was Vice President and Chief Financial Officer, Great Britain since May 2019. Mr. Wolfe also served in the roles of Vice President, Finance Shared Services and Transformation from June 2016 to April 2019, Vice President, Chief Compliance and Risk Officer from January 2014 to May 2016, and Director, Corporate Strategy from January 2012 to December 2013, among other roles.
There are no arrangements or understandings between Mr. Wolfe and any other persons pursuant to which he was appointed Chief Financial Officer. There are no family relationships between Mr. Wolfe and any director or executive officer of the Company, and Mr. Wolfe does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Mr. Wolfe accepted a written Employment Offer on September 30, 2020. Pursuant to the Employment Offer, Mr. Wolfe’s initial compensation will consist of the following:
•An annual base salary of $372,000.
•Mr. Wolfe will be eligible to participate in the Company’s Annual Cash Incentive Plan (the “ACI Plan”), with a target annual incentive of 55% of his base salary. For fiscal year 2021, Mr. Wolfe is guaranteed a minimum payout under the ACI Plan of 27.5% of his base salary. The maximum payout that Mr. Wolfe may earn under the ACI Plan is 100% of his base salary. Any amounts earned under the ACI Plan are paid during the following fiscal year in August.
•The Company will also grant Mr. Wolfe the following equity awards on October 19, 2020, upon his commencement of employment as the Company’s Chief Financial Officer, which awards will be granted under and subject to the terms and conditions of the Kimball International, Inc. 2017 Stock Incentive Plan (the “2017 Stock Plan”):
◦A Restricted Stock Unit (“RSU”) award valued at $101,850 which will vest in full on June 30, 2021, an RSU award valued at $135,800, which will vest in full on June 30, 2022, and an RSU award valued at $135,800, which will vest in full on June 30, 2023. Each of the RSU awards will have such other terms as set forth in the form of RSU award agreement disclosed in the Company’s Current Report Form 8-K filed on July 9, 2018 and incorporated herein by reference.
◦A Relative Total Shareholder Return (“RTSR”) award with a target value of $55,800 which will be earned based on the Company’s RTSR for a performance cycle ending on June 30, 2021, an RTSR award with a target value of $74,400 which will be earned based on the Company’s RTSR for a performance cycle ending on June 30, 2022, and an RTSR award with a target value of $74,400 which will be earned based on the Company’s RTSR for a performance cycle ending on June 30, 2023. Each of the RTSR awards will have such other terms as set forth in the form of RTSR award agreement disclosed in the Company’s Current Report Form 8-K filed on July 9, 2018 and incorporated herein by reference.
◦The number of shares underlying the RSU and RTSR awards set forth above will be determined on the date of grant.
•A one-time cash sign-on bonus of $73,500 to be paid on Mr. Wolfe’s initial paycheck
•For purposes of both the ACI Plan and the equity awards granted to Mr. Wolfe, “retirement” includes any termination of his employment, other than for cause, occurring at or after he has reached the age of 55 and has a combination of age plus years of continuous service as an executive officer of the Company equal to or greater than 75.
•Mr. Wolfe will be eligible to participate in all benefit and retirement plans generally provided to other executive employees of the Company, including the 401(k) Retirement Plan, the Supplemental Retirement Plan (the “SERP”) and the executive preventative healthcare program.
The foregoing summary of the Employment Offer is not intended to be complete and is qualified in its entirety by reference to the Employment Offer attached hereto as Exhibit 10.1 and incorporated herein by reference.
In addition, the Company will enter into an Executive Employment Agreement (the “Executive Employment Agreement”) and a Change in Control Agreement (the “Change in Control Agreement”) with Mr. Wolfe, each of which will be effective as of October 19, 2020 and will supersede the Employment Offer.
Pursuant to the Executive Employment Agreement, if Mr. Wolfe’s employment is terminated by the Company without Cause or by him for Good Reason (both as defined in the Executive Employment Agreement), the Company will provide compensation and benefits as follows: (1) his base salary through the date of termination of employment; (2) (a) unless his termination occurs during the one-year period before a Change in Control (as defined in the Executive Employment Agreement) or during the two-year period following a Change in Control, severance pay equal to the sum of Mr. Wolfe’s annual base salary at the highest rate in effect during the twelve months immediately preceding his last day of employment, any unpaid cash incentive amounts for the immediately preceding fiscal year, and target cash incentive under the ACI Plan for the period in which the last day of employment occurs, prorated to the termination date, or (b) if his termination occurs during the one-year period before a Change in Control or the two-year period following a Change in Control, severance pay is determined by the terms of the Change in Control Agreement; (3) an amount for COBRA premiums for medical, dental and vision coverage, based upon length of service and the coverage Mr. Wolfe was enrolled in as of his last day of employment, and grossed up for taxes; (4) reimbursement for outplacement service costs up to $25,000; (5) all unvested service-based equity awards will vest on a pro-rata basis; (6) all unvested performance-based equity awards will vest on a pro-rata basis at the same time as if Mr. Wolfe had remained employed by the Company through the end of the applicable performance period and vesting date; and (7) payment of all SERP benefit amounts entitled to Mr. Wolfe in accordance with the terms of the plan.
In addition, the Executive Employment Agreement imposes non-competition and non-solicitation obligations during the term of Mr. Wolfe’s employment and for a period of 12 months (or a shorter period, if he is employed for fewer than 12 months) following termination of employment for any reason.
Pursuant to the Change in Control Agreement, in the event of a Change in Control (as defined in the Change in Control Agreement), the Company will accelerate payment of an amount in cash, shares or a combination thereof equal to the value at the effective date of the Change in Control or the termination of Mr. Wolfe’s employment, as applicable, of all options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and ACI Plan payments, all of which will become fully vested with all performance-based awards vesting at 100% of target (except that RTSR awards will vest and ACI Plan awards will be paid on a pro-rata basis) (1) on the later of the date of Mr. Wolfe’s termination or the effective date of the Change in Control (the “Termination Date”) if Mr. Wolfe’s employment is terminated by the Company without Cause or by him for Good Reason during the one-year period before, or the two-year period following, the Change in Control; and (2) on the effective date of the Change in Control without a termination of employment if any successor entity has not assumed the obligations with respect to such awards or has not substituted benefit rights that are at least as favorable to Mr. Wolfe as such awards. He will also become fully vested in the SERP and will receive all benefit amounts under that plan.
In addition, upon a Change in Control Event (as defined in the Change in Control Agreement), as soon as practicable following his Termination Date, Mr. Wolfe will receive severance pay in a sum equal to two times the sum of his annual base salary at the highest rate in effect during the three years immediately preceding his last day of employment and the higher of either his target annual cash incentive for the period in which his last day of employment occurs or his average annual cash incentive award for the three annual cash incentive periods immediately preceding his last day of employment. Mr. Wolfe will also receive a reimbursement amount equal to two times the product of $50,000 and a fraction, the numerator of which is the Employment Cost Index and the denominator of which is the Employment Cost Index for the first calendar quarter of 2015 for welfare and fringe benefit plan reimbursements. He will also be eligible for $25,000 in outplacement assistance during the first 12 months after separation from employment.
If any payments under the Executive Employment Agreement or Change in Control Agreement are subject to excise tax (or any interest or penalties incurred due to excise tax) imposed by Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), due to early payment of deferred compensation following separation without Cause or resignation for Good Reason or a Change in Control, Mr. Wolfe will be entitled to a supplemental payment in an amount sufficient to pay the income tax liability on those payments and the supplemental payment, in the case of the Executive Employment Agreement, and equal to the special liability for interest and additional tax on those payments pursuant to Section 409A plus all income liability on the supplemental payment, in the case of the Change in Control Agreement.The form of the Change in Control Agreement is substantially the same as the agreements in place with the current executive management team, with updated references to plan names and other immaterial wording changes but with no changes to the substantive terms of the agreement. The foregoing summaries are not intended to be complete and are qualified in their entirety by reference to the form of the Change in Control Agreement disclosed in the Company’s Annual Report on Form 10-K filed on August 28, 2018 and incorporated herein by reference, and the Executive Employment Agreement disclosed in the Company’s Annual Report on Form 10-K filed on August 28, 2020.

Item 7.01 Regulation FD Disclosure
On October 5, 2020, the Company issued a press release announcing Mr. Wolfe’s appointment as Chief Financial Officer of the Company effective October 19, 2020. A copy of the press release is attached hereto as Exhibit 99.1.
The information contained in this Item 7.01, including the related information set forth in the press release attached hereto as Exhibit 99.1, is being “furnished” and shall not be deemed “filed” with the Securities and Exchange Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibits are furnished as part of this report:

Exhibit
Number	Description
10.1	Employment Offer for Mr. Wolfe
99.1	Kimball International, Inc. Press Release dated October 5, 2020 and furnished with this Form 8-K
104	Cover Page interactive data file (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Michelle R. Schroeder
MICHELLE R. SCHROEDER Executive Vice President, Chief Financial Officer
Date: October 5, 2020